EXHIBIT 10.1.17




                                              Dated as of December 27, 1999



Charming Shoppes, Inc.
450 Winks Lane
Bensalem, Pennsylvania 19020


                    Re:  Amendment No. 3 to Second Amended and Restated
               Loan and Security Agreement, dated February 28, 1997 (as amended and supplemented, the "Loan Agreement") among Charming Shoppes, Inc. (the "Company"), certain subsidiaries of the Company which are parties thereto (collectively, with the Company, "Borrowers"), Borrowers' Agent and
               Congress Financial Corporation ("Congress")


Gentlemen:

     In consideration of the mutual agreements contained herein and other good and valuable consideration, each of Borrowers, Borrowers' Agent and Congress agree as follows:

1. Capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement, unless otherwise defined herein.
2.
3. The Loan Agreement shall be and is amended, effective as of the date hereof, as follows:
4.
a.             The following definition shall be added to Section 1 of the
Agreement:
b.
          "Net Recovery Percentage" shall mean, at any applicable time, a fraction expressed as a percentage (a) the numerator of which is the amount equal to the appraised recovery value of the aggregate quantity of the types of categories of the Inventory at such time on a "going out of business sale" basis as set forth in the most recent appraisal of Inventory received by Lender in accordance with Section 7.3(d) hereof, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the cost at such time of the aggregate quantity of such types and categories of the Inventory.

a. Section 2.1(a) of the Loan Agreement is amended by deleting the words:
b.
          "(i) the lesser of (A) fifty (50%) percent multiplied by the value of Eligible Inventory, or (B) twenty-five
          (25%) percent of the Retail Sales Price of the Eligible
          Inventory, less"

and by inserting in its stead:

          "(i) the lesser of (A) sixty (60%) percent of the Value of the Eligible Inventory, (B) eighty (80%) percent of the Net Recovery Percentage multiplied by the cost of the Eligible Inventory, or (C) twenty-five (25%) percent of the Retail Sales Price of the Eligible Inventory, less"

a. Section 1.47 of the Loan Agreement is amended by providing that the term "Interest Rate" shall mean (but only as to Prime Rate Loans) a rate equal to the Prime Rate, provided, that, the Interest Rate as set forth in the proviso to Section 1.47 (but only as to Prime Rate Loans) shall mean, the rate of two (2%) percent per annum in excess of the Prime Rate;

a. Section 12.1(a) of the Loan Agreement is amended by deleting the date of "June 1, 2000" set forth therein and inserting "June 30, 2001" in its stead;
b.
c. Section 12.1(c) of the Loan Agreement is amended by deleting the date "June 1, 2000" set forth therein and inserting the date "June 30, 2001" in its stead.
d.
e. Section 12.1(c) is also amended by, immediately before the proviso therein, (i) deleting the date "December 1, 1999" set forth therein and inserting the date "December 1, 2000" in its stead, and (ii) deleting the date "November 30, 1999", set forth therein and inserting the date "November 30, 2000" in its stead.
f.
2. Congress agrees that the Company and Charming Shoppes of Delaware, Inc. may execute guaranties of the obligations of any of the MW Companies (as defined in that certain Letter Agreement dated July 30, 1999) or any Subsidiary thereof, and guaranties of the obligations of Catherine Stores (as defined in that certain Letter Agreement dated November __,
1999) or any Subsidiary thereof, provided, that, the aggregate amount guaranteed thereunder does not exceed $40,000,000 at any time. The following language contained in the Letter Agreement dated July 30, 1999 is hereby deleted: "This will also confirm that Congress agrees that the Company and Charming Shoppes of Delaware, Inc. may execute guaranties of the obligations of any of the MW Companies or any Subsidiary thereof, provided, that, the aggregate amount guaranteed thereunder does not exceed $20,000,000 in the aggregate at any time."
3.
4. In addition to the representations, warranties and covenants heretofore or hereafter made by the Company and the other Borrowers to Congress pursuant to the Loan Agreement and the other Financing Agreements, each of the Borrowers hereby represents, warrants and covenants to and with Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery of this letter and shall be incorporated into and made a part of the Financing Agreements);
5.
a. No Event of Default exists or has occurred and is continuing on the date of this Amendment; and
b.
c. this Amendment has been duly executed and delivered by the Company and each of the other Borrowers, has been consented to by each of the other Obligors and is in full force and effect on the date hereof.
d.
6. This Amendment (a) shall be effective, as of the date hereof, upon execution of this letter by the Borrowers and Congress, and (b) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all correspondence, memoranda, communications, discussions and negotiations with respect thereto. Except as expressly set forth above, no existing defaults or Events of Default and no rights or remedies of Congress have been or are being waived hereby and no changes or modifications to the Financing Agreements have been or are being made or are intended hereby and in all other respects the Financing Agreements shall continue in full force and effect.
7.
8. This Amendment may be executed and delivered in counterparts, all of which together shall constitute a complete agreement.
9.
10.                                Very truly yours,
11.
12.                                CONGRESS FINANCIAL CORPORATION
13.
14.                                By:___________________________
15.
16.                                Title:________________________
17.
18.  AGREED AND ACCEPTED:
19.
20.  CHARMING SHOPPES, INC.
21.
22.  By:_________________________
23.
24.  Title:______________________
25.
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           [SIGNATURES CONTINUED FROM PRECEDING PAGE]


CHARMING SHOPPES OF DELAWARE, INC.

By:_________________________

Title:______________________

CSI INDUSTRIES, INC.

By:_________________________

Title:______________________

FB APPAREL, INC,

By:_________________________

Title:______________________


BORROWERS' AGENT

CHARMING SHOPPES OF DELAWARE, INC.,
     BORROWERS' AGENT

By:_________________________

Title:______________________


CONSENTED TO:

By Each of the Obligors
on the List Annexed Hereto


By: ____________________________

Its: ____________________________